Exhibit 99

11011 Via Frontera San Diego, CA 92127 Tel: 858-451-3771 Fax: 858-451-5719

Paul R. Hays	Keith A. Butler
President & COO	Vice President and CFO
858-451-3771 x1401	858-451-3771 x1413
paulh@synbiotics.com	keith@synbiotics.com

SYNBIOTICS CORPORATION TO SEEK SHAREHOLDER APPROVAL TO GO PRIVATE

San Diego, California: April 19, 2005 — Synbiotics Corporation (SBIO) today announced that it will seek shareholder approval for Synbiotics to “go private.” Specifically, Synbiotics is proposing a 1-for-2,000 reverse split of its common stock, with a payment in lieu of issuing fractional shares, followed by a 2,000-for-1 forward split of its common stock. The cash payment in lieu of fractional shares will be at the rate of $0.13 per pre-reverse split share traceable to the fractional shares.

The purpose of the proposal is to reduce the number of Synbiotics’ shareholders of record to below 300. This, in turn, will enable Synbiotics under the applicable legal standards to elect to deregister its securities under the Securities Exchange Act of 1934 (the “1934 Act”), thereby “going private.” Synbiotics would deregister as soon as possible, in order to (i) eliminate the costs associated with preparing and filing documents under the 1934 Act with the U.S. Securities and Exchange Commission, (ii) eliminate or reduce the costs and other burdens associated with being a 1934 Act registrant, including the costs of complying with Section 404 of the Sarbanes-Oxley Act of 2002 as to internal control over financial reporting, (iii) avoid the requirement of regular mandatory disclosure of financial information and management analyses, to the public but also to our competitors and commercial counterparties, even when such disclosure would be adverse to a Synbiotics objective, (iv) reduce the costs of administering shareholder accounts and responding to shareholder requests, (v) provide liquidity to shareholders holding less than 2,000 pre-reverse split shares of common stock, and (vi) provide greater flexibility in the management and governance of Synbiotics. The cost savings associated with “going private” would be, Synbiotics believes, a minimum of $245,000 in the first full year alone.

In order to finance the cash payment in lieu of fractional shares, Synbiotics has entered into an agreement to sell 180 newly issued and unregistered shares of Series C preferred stock to Redwood Holdings, LLC for $180,000 cash. Redwood Holdings, LLC is an affiliate of Synbiotics’ controlling shareholder, Redwood West Coast, LLC, and its directors Thomas A. Donelan and Christopher P. Hendy. Any such sale of Series C preferred stock is contingent upon the shareholder approval of the proposed transaction. This equity investment to maintain cash levels is required by Synbiotics’ lender Comerica Bank as a condition to its waiver of Synbiotics, covenant not to repurchase common stock.

Synbiotics Corporation develops, manufactures and markets veterinary diagnostics, instrumentation and related products for the companion animal, large animal and poultry markets worldwide. Headquartered in San Diego, California, Synbiotics manufactures and distributes its products through its operations in San Diego, CA, and Lyon, France. For information on Synbiotics and its products, visit the Company’s website at www.synbiotics.com.

With the exception of historical matters, the issues discussed in this press release are forward-looking statements that are subject to the risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including competition from larger companies, reliance on third-party manufacturers and distributors, possible technology improvements by others, the seasonality of major portions of the Company’s business and other risks set forth in Synbiotics Corporation’s filings with the Securities and Exchange Commission, particularly Form 10-K for the year ended December 31, 2004. These forward-looking statements represent Synbiotics Corporation’s judgment as of the date of the release. Synbiotics Corporation disclaims, however, any intent or obligation to update these forward-looking statements.

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